Exhibit 10.27.2
DATED 30, August 2005
CALDER AG
-and-
DESALCO LIMITED
-and-
DWEER TECHNOLOGY LTD.

First Amendment to the
Distributorship Agreement
relating to
DWEER Products
dated 26 February 2004

     Cayman Islands

THIS FIRST AMENDMENT is made on 30, August 2005
BETWEEN:
(1)	Calder AG, a Swiss company, the registered office of which is Binzenholzstrasse 447, Industrie Nord, Ch-5704 Egliswil, Switzerland (hereinafter “Calder”); and
(2)	DesalCo Limited, a Cayman Islands company, the registered office of which is Trafalgar Place, 1428A West Bay Road, Grand Cayman, Cayman Islands (hereinafter “DesalCo”); and
(3)	DWEER Technology Ltd., a Cayman Islands exempted company, the registered office of which is c/o Campbell Corporate Services Limited, 4th Floor, Scotiabank Building, P.O. Box 268GT, Grand Cayman, Cayman Islands (hereinafter “DWEER-Tech”).
WHEREAS:
(A)	Calder and DesalCo entered into a Distributorship Agreement relating to DWEER Products dated 26 February 2004 pursuant to which Calder appointed DesalCo as its exclusive distributor for Products in the Territory (both terms as defined in the aforesaid Distributorship Agreement) and gave DesalCo the exclusive right to sell and distribute the Products in the Territory.
(B)	Calder and DesalCo now wish to the amend the Distributorship Agreement to allow DesalCo to manufacture and sell certain Third-party Components (as defined below) for use in connection with Legacy Products (as defined below) installed for use in the Territory.
(C)	DWEER-Tech and DesalCo entered into an Amended and Restated Agreement for the sale of the business of designing, developing, manufacturing, marketing and selling DWEER Products and the patents, patent applications and other intellectual property relating to DWEER Products and Associated Technology dated 24 September 2004 (the “Technology Sale Agreement”) pursuant to which DWEER-Tech acquired the entire business of designing, developing, manufacturing, marketing and selling the Products and the Assets (as defined therein), including DWEER units and all rights and intellectual property in relation to the same and DesalCo ceased to carry on such business. In the Technology Sale Agreement, DesalCo agreed, inter alia, not to carry on or be engaged, directly or indirectly, in any business which is the same as, similar to, or which competes with the Business (as defined therein) or to use or infringe the Intellectual Property (as defined therein);

(D)	DWEER-Tech has granted Calder all rights to sub-licence the DWEER Intellectual Property that are necessary to enable Calder to grant to DesalCo the right to manufacture or procure the manufacture of Third-party Components for use only in connection with the Legacy Products during the term of the Calder Distributorship Agreement.
(E)	DWEER-Tech is party to this Agreement for the purposes of consenting to and agreeing that DesalCo may, notwithstanding the provisions of the Technology Sale Agreement, during the term of the Distributorship Agreement, manufacture or procure the manufacture of Legacy Products.
NOW IT IS HEREBY AGREED as follows:-
1.	INTERPRETATION
1.1	In this Amendment, save where otherwise provided or where the context otherwise requires or admits, terms and expressions defined in the Distributorship Agreement shall have the same meaning when used herein and the following terms and expressions shall have the meaning set out below:

“Distributorship Agreement”	means the Distributorship Agreement relating to DWEER Products dated 26 February 2004 between Calder and DesalCo mentioned in the recitals hereto;
1.2	In this Amendment, save where otherwise provided or where the context otherwise requires or admits:
(a)	references to any law or provision of law shall include a reference to any law or provision of any law which amends or replaces, or has amended or replaced, it;

(b)	references to this Amendment or any other agreement or document shall be construed as a reference to this Amendment as the same may from time to time be amended, varied or supplemented;

(c)	a “clause” or “schedule” is a reference to a clause hereof or schedule hereto;

(d)	a “sub-clause” is a reference to a sub-clause of the clause in which the reference appears;

(e)	any word, term or expression (including defined terms and expressions) that imports any gender shall include all genders and words and terms (including defined terms and expressions) importing the singular shall include the plural and vice versa.
1.3	In this Amendment the headings are inserted for convenience only and shall not affect the construction hereof.
2.	Amendment

The Distributorship Agreement is hereby amended as follows:-
2.1	By adding the following paragraphs to the interpretation clause 1.1 in alphabetical order:

“Improvements”
all improvements, modifications or adaptations to any part of the Technical Information which might reasonably be of commercial interest to Calder or DWEER-Tech in the design, manufacture, assembly, use or supply of the Legacy Products and which may be made or acquired by DesalCo during the term of this Agreement;

“Legacy Products”
means the work-exchanger (also called pressure-exchanger) energy-recovery systems, components and sub-components thereof used for water desalination using the reverse osmosis process designed by DesalCo or DWEER-Tech and installed in the Territory as of the date of this Agreement;

“Technical Information”
identifiable technical and commercial information, know-how, experience, manufacturing techniques, engineering data, specifications of materials and other technical or commercial information in the possession of Calder relating to or in respect of or for use with the Legacy Products or Products; whether stored electronically or otherwise, including without limitation Improvements;

“Third-party Components”	means all parts comprised within the Legacy Products excluding the following:
(a)	All parts made from castings;

(b)	Vessel pistons;

(c)	Check Valves; and

(d)	pressure vessels manufactured of Duplex Stainless Steels whether or not the pressure vessels they replace are manufactured of Duplex Stainless Steels.
2.2	By amending clause 2.3(c) to read as follows:
(c)	except as permitted pursuant to Clause 5.10 below, not be concerned or interested, either directly or indirectly, in the design, manufacture, distribution, marketing or sale of any goods which compete with the Products;
2.3	By adding the following clauses after Clause 5.9:
5.10	During the term of this Agreement, DesalCo may manufacture or procure the manufacture of and sell Third-party Components for use only in connection with the Legacy Products.

5.11	Calder may, without accepting any obligation or in any way committing to do so and provided that DesalCo reimburses Calder its direct costs in connection therewith, supply DesalCo with Technical Information for Third-party Components that it has in its possession or readily available in order to assist DesalCo to manufacture or procure the manufacture of Third-party Components in accordance with this Agreement, to the extent that Calder is not under any restriction from supplying such Technical Information.

5.12	Calder and DWEER-Tech shall not have any liability or responsibility in relation to Third-party Components which DesalCo manufactures or procures the manufacture of or sells, including any consequential losses arising therefrom.

5.13	DesalCo shall not apply the Trade Marks to Third-party Components which DesalCo manufactures or procures the manufacture of and DesalCo shall not represent to anyone that Third-party Components which DesalCo manufactures or procures the manufacture of are supplied by or guaranteed by Calder or DWEER-Tech or that Calder or DWEER-Tech have any liability or responsibility therefor.

5.14	DesalCo agrees to maintain secret and confidential all Technical Information obtained from Calder or DWEER-Tech both pursuant to this Agreement and prior to and in contemplation of it and all other information that it may acquire from the Calder or DWEER-Tech in the course of this Agreement, to use the same exclusively for the purposes of this Agreement, and to disclose the same only to those of its employees, and Third-party Components manufacturers or suppliers pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

5.15	The foregoing obligations of clause 5.14 above shall not apply to Technical Information or other information which:
5.15.1	Prior to receipt thereof from Calder or DWEER-Tech was in the possession of DesalCo and at its free disposal provided that the same can reasonably be shown to be the case from records within the possession or control of DesalCo;

5.15.2	is subsequently disclosed to DesalCo without any obligations of confidence by a third party who has not derived it directly or indirectly from Calder or DWEER-Tech; or

5.15.3	is or becomes generally available to the public in the Territory through no act or default of DesalCo or its agents or employees.
5.16	Notwithstanding the foregoing, DesalCo shall be entitled to disclose Technical Information to actual customers or operators of Legacy Products insofar as such disclosure is reasonably necessary for the use of the Legacy Products.

5.17	DesalCo shall procure that all its employees and Third-party Component manufacturers or suppliers pursuant to this Agreement (if any) who have access to any information to which the obligations of clause 5.14 apply shall be made aware of these obligations and shall further procure that so far as is reasonably practicable all of such employees and Third-party Components manufacturers or suppliers shall enter into written undertakings in favour of Calder to this end in a form previously approved by Calder.

5.18	DesalCo shall forthwith disclose to Calder and DWEER-Tech in confidence and in such detail as Calder or DWEER-Tech may reasonably require all Improvements that it may develop or acquire during the term of this Agreement except in so far as such disclosure would disclose information derived from and subject to confidentiality obligations in favour of a third party.

5.19	Improvements shall be deemed to be part of the Technical Information for the purposes of this Agreement.

5.20	All Improvements shall be the exclusive property of DWEER-Tech including all Improvements DesalCo is obliged to disclose to Calder and DWEER-Tech under clause 5.18 hereof and all intellectual property rights in respect thereof or arising therefrom shall belong to DWEER-Tech exclusively and DesalCo undertakes to assign and transfer or procure the assignment and transfer of all intellectual property rights in respect thereof or arising therefrom to DWEER-Tech forthwith on request. Improvements (whether or not patentable, protected by copyright or otherwise protected) may be used by DWEER-Tech and/or its licensees in any manner including in connection with Products or Legacy Products.

5.21	Pending any assignment under clause 5.20, DWEER-Tech shall have a non-exclusive irrevocable world-wide royalty-free licence without limit of time with the right to assign and to grant sub-licences thereunder to use all Improvements DesalCo is required to disclose to Calder and DWEER-Tech under clause 5.18 above and to use and exploit all intellectual property rights in respect thereof owned by DesalCo or any assign or successor in title of DesalCo.

5.22	Where DesalCo has developed or acquired an Improvement it shall not publish the same or do anything that might prejudice the validity of any patent that might subsequently be granted on it until DWEER-Tech has had at least 60 working days from disclosure in writing of all information relating to it to consider whether patent or other protection should be applied for. DWEER-Tech shall not publish the same or do anything that might prejudice the validity of any patent that might subsequently be granted on it until an application for a patent has been filed by either DWEER-Tech or DesalCo in accordance with this clause or until it is clear that neither party intends to so file and within such 60 day period shall notify DesalCo whether it intends to seek any relevant protection. If so, then this obligation shall continue for such time as may be reasonably required to prepare and file an application for patent or other protection. If DWEER-Tech does not within such 60 day period notify DesalCo that it intends to seek any relevant protection, and if it is agreed with DWEER-Tech that DesalCo may do so (which agreement DWEER-Tech may withhold in its sole and absolute discretion), DesalCo may seek patent or other protection (and DesalCo shall within such 60 day period give DWEER-Tech notice that it wishes to seek patent or other protection), in which event DWEER-Tech will be subject to the same obligation not to publish the same or do anything that might prejudice the validity of any patent that might subsequently be granted on it for such time as may be reasonably required for DesalCo to prepare and file an application for patent or other protection.

5.23	Subject to the foregoing each party shall be free to apply for patent protection for any invention not made in whole or in part by an employee of the others provided however that the specification in support thereof does not disclose any Technical Information or other information which is confidential to the others.
2.4	By amending clause 6.1 to read as follows:
6.1	Except as provided by clauses 5.14 to 5.17 (inclusive) above and clauses 6.3 and 6.4 below, DesalCo and any Affiliate thereof shall at all times during the continuance of this Agreement and thereafter:
(a)	use its best endeavours to keep all Restricted Information (as defined below) confidential and accordingly shall not disclose any Restricted Information to any other person; and

(b)	not use any Restricted Information for any purpose other than the performance of its obligations under this Agreement or any other agreement for the sale of the Products.
3.	RESTATEMENT OF THE DISTRIBUTORSHIP AGREEMENT

DesalCo and Calder agree that following execution of this First Amendment, they shall execute, in duplicate, a document in the form of the Amended and Restated Distributorship Agreement attached as Schedule 1 to this Agreement incorporating the amendments to the Distributorship Agreement agreed pursuant to this First Amendment and that, henceforth, the provisions of the Amended and Restated Distributorship Agreement shall govern and apply wherever the provisions of thereof differ in any way from the provisions of the Distributorship Agreement. Save as expressly varied by the provisions of this First Amendment, the Distributorship Agreement shall continue in full force and effect.

4.	TECHNOLOGY SALE AGREEMENT
4.1	DWEER-Tech consents to and agrees that DesalCo may, during the term of the Distributorship Agreement, manufacture or procure the manufacture of and sell Third-party Components for use only in connection with the Legacy Products subject to and in accordance with the terms of the Distributorship Agreement as amended hereby notwithstanding the provisions of the Technology Sale Agreement, and any provisions of the Technology Sale Agreement prohibiting the same are hereby suspended for the term of the Distributorship Agreement. Such suspension shall be without prejudice to the remaining provisions of the Technology Sale Agreement which shall continue in full force and effect without any variation or amendment thereto and, furthermore, upon the termination of the Distributorship Agreement, the provisions of the Technology Sale Agreement that are hereby suspended shall revive and apply as if this Agreement had not been entered into.

4.2	In consideration of DWEER-Tech’s consent and agreement as set out in the immediately preceding clause, the parties hereto agree that the covenants and agreements contained in clauses 2.3 and 5.14 to 5.19 (inclusive) of the Distributorship Agreement as amended by this Agreement may be directly enforced by DWEER-Tech and its successors and assigns.
5.	MISCELLANEOUS PROVISIONS
5.1	Nothing in this Amendment shall create or be deemed to create a partnership or relationship of principal and agent or employer and employee between the parties.

5.2	This Amendment together with the Distributorship Agreement, and the Technology Sale Agreement contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements and understandings between the parties with respect hereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

5.3	Each party acknowledges that in entering into this Amendment it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties, or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

5.4	If any provision of this Amendment or any agreement entered into pursuant hereto is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-
(a)	the validity or enforceability in that jurisdiction of any other provision of this Amendment or such other agreement; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Amendment or such other agreement.
5.5	DesalCo agrees to pay DWEER-Tech’s and Calder’s reasonable legal fees and disbursements in connection with this First Amendment to the Distributorship Agreement and the preparation thereof and all consequential amendments required to the Technology Licence to permit and enable this First Amendment to the Distributorship Agreement.
6.	JURISDICTION

This Amendment shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands and each party hereby submits to the non-exclusive jurisdiction of the Cayman Islands Courts.

7.	NOTICES

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be served by delivering the same by hand or by sending the same by facsimile or reputable courier service and shall be deemed given, if sent by hand, when delivered, if sent by facsimile, upon the date stated in the transmission report or, if sent by courier service, on delivery by the relevant courier service, in each case, to the address set out below or such other address as is notified by the relevant person from time to time, provided that a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place:
7.1	if to Calder: Binzenholzstrasse 447, Industrie Nord CH-5704 Egliswil Switzerland Attention: President Facsimile No:+(41) 62 769 60 70
7.2	if to DesalCo:

Trafalgar Place 1428A West Bay Road Grand Cayman, Cayman Islands Attention: President Facsimile No:+1 (345) 949-2957
7.3	if to DWEER-Tech:

48 Par-la-Ville Road, Suite 1231 Hamilton HM 11, Bermuda Facsimile No:+1 (441) 292-2024

Schedule 1
Amended and Restated Distributorship Agreement

AS WITNESS whereof the parties have hereto set their hands the day and year first before written.

SIGNED FOR AND ON BEHALF OF	)
DESALCO LIMITED by	)
)
in the presence of:	)	/s/ Frederick W. McTaggart

Frederick W. McTaggart, Director

/s/ Kenneth Crowley
Witness
Witness name: Kenneth Crowley
Address: P.O. Box 114GT Grand Cayman
Occupation: Engineer

SIGNED FOR AND ON BEHALF OF	)
CALDER AG by	)
Ernst Kündig, Director and President	)
in the presence of:	)	/s/ Ernst Kündig

Ernst Kündig, Director and President

Tanja Keses
Witness
Witness name: Tanja Keses
Address: Weihesweg AG, CH-550R Hunzehschwil
Occupation: Company Secretary

SIGNED FOR AND ON BEHALF OF	)
DWEER TECHNOLOGY LTD. by	)
Dr. William T. Andrews, Managing Director	)
in the presence of:	)	/s/ Dr. William T. Andrews

Dr. William T. Andrews, Managing Director

Derek Woolley
Witness
Witness name: Derek Woolley
Address: 9 Happy Talk Drive Paget Bermuda
Occupation: Engineer